Exhibit 10.20

Volume Licensing

<Choose Program> Signature Form

SPLA agreement number		SGN-	Proposal ID

ISV agreement number	4842196		Microsoft to complete

Note: Enter the agreement number(s), if any, related to the document(s) in the table below.

This signature form sets forth the documents entered into under this signature form. This signature form and all documents identified below are entered into between the Company and the Contracting Microsoft Affiliate signing, as of the effective date identified below.

Document Description
<Choose One>
<Choose One>
<Choose One>
Contract/Document Description
Contract/Document Description
Contract/Document Description
Contract/Document Description
Contract/Document Description
Contract/Document Description
Contract/Document Description
Contract/Document Description

Representations and warranties. By signing below, Company represents and warrants that it has received and reviewed copies of the document(s) listed above, including all documents and websites incorporated by reference and any amendments, and that it understands the terms therein.

By signing below, the parties agree to be bound by the terms of this signature form and all document(s) listed in the table above.

Company	Contracting Microsoft Affiliate

Name of Entity * FUTURE IT Ltd.	Microsoft Ireland Operations Limited

Signature *	Signature

Printed Name * Nimrod Zahavi

Printed Title * C. E. O. Signature Date * 20.02.2008	Printed Name Printed Title

Signature Date
(date Microsoft affiliate countersigns)
Tax ID 513556027	Effective Date
(may be different than the signature date)
* indicates required field

Microsoft Volume Licensing Programs (EMEA)(English) July 1, 2007	Signature form SGN	Page 1 of 2

RETURN TO	Completion Instruction

Microsoft Ireland Operations Limited Hosting and Special Agreements Team Atrium A, Carmenhall Road, Sandyford Industrial Estate, Dublin 18, Ireland	1.	Failure to fill in all blanks may delay processing.
	2.	Application must be signed by owner or duly authorized officer or partner.
	3.	Please return signed copy of this form along with the signed copy of your new Agreement.
Please print or type the following information:

Legal Name: Future IT Ltd.

Telephone: 972-8-925-8070
Fax: 972-8-925-8160
Trading Name:
Trading Address:
City:	PostCode:
Country: UK

Names of Principals and Titles: Annette Solomon - Administrator - annettes@futureitsoft.com
Chief Financial Officer:	Telephone (972)-8-925-8070	E-mail:
Accounts Payable Contact: Olga Libach	Telephone 972-8-925-8006	E-mail: olgag@datasafe.co.il
Escalation Point:	Telephone	E-mail:

VAT Number: 513556027 Exempt? ☐ Yes ☐ No	If yes, please attach certificates.
Expected Annual Sales:

In consideration of the extension of credit and establishment of a credit account, applicant acknowledges liability for payment of amounts due Microsoft (MS) for delivery of MS products. If MS must take action to collect any balance owing, applicant agrees to pay all reasonable costs and expenses incurred in collection including, but not limited to, reasonable attorney’s fees, court costs, and interest thereon at the then maximum legal rate.

By signing this agreement, applicant acknowledges payment will be made according to quoted terms on invoice. All past due invoices are subject to interest charges at the maximum allowable legal rate. Signature also authorizes the release of credit information concerning our company that MS may reasonably require.

Authorized Signature	Title	Date

☒ Nimrod Zahavi	CEO	20.02.2008

After this signature form is signed by the Company, send signed originals, along with all documents listed, to the following address. When the signature form is fully executed by Microsoft, Company will receive a confirmation copy.

Microsoft Ireland Operations Limited
Atrium Building Block B
Carmen Hall Road, Sandyford Industrial Estate
Dublin 18 - Ireland

Prepared By:

Microsoft Volume Licensing Programs (EMEA)(English) July 1, 2007	Signature form SGN	Page 2 of 2

Volume Licensing

Independent Software Vendor Royalty License and Distribution Agreement

ISV Royalty Agreement number Microsoft to complete	4842196	Previous ISV Royalty Agreement number (if applicable) Company to complete	4711561

	1514866 Membership Level Registered		31/03/2008
Microsoft Partner Program Member Number and Level Company to complete		Previous Agreement expiration date, if any
This Agreement must be attached to a signature form to be valid.

This Microsoft Independent Software Vendor Royalty License and Distribution Agreement (“Agreement”) is entered into between the entities identified on the program signature form. This Agreement consists of: (1) the signature form, (2) this Agreement (including the Contact information, Affiliate identification, and the Terms and Conditions), (3) the product list, (4) the price list, and (5) the Microsoft License Terms.

Company acknowledges that it has access to the World Wide Web and has the capability to send and receive electronic mail (“Email”).

Effective date: The effective date of this Agreement will be the date identified on the signature form.

Contact information. Each party will notify the other in writing if any of the following contact information changes. The asterisk (*) indicates required fields. By providing contact information, Company consents to its use for purposes of administration of this Agreement by Microsoft and other parties that help Microsoft to administer this Agreement. The personal information Company provides in connection with this Agreement will be used and protected in accordance with the privacy statement available at http://licensing.microsoft.com.

a.

Primary contact information. Company must identify an individual from inside its organization to serve as its primary contact. This contact is the default administrator for this Agreement and receives all notices unless Company provides Microsoft written notice of a change. The administrator may appoint other administrators and grant others access to online information.

Name of entity* FUTURE IT LTD
	Contact name* First Annette	Last Solomon
Contact Email* annettes@futureitsoft.com
Street address* 4, Hámelacha st.
	City* Lod	Postal code* 71520
Country* ISRAEL
	Phone* 972-8-925-8070	Fax 972-8-925-8160
Tax ID

b.

Notices and online access contact information. This will designate a notices contact different than the primary contact. The notices contact will receive all legal notices required under this Agreement, including any notices regarding termination or online tools, and may appoint other administrators and grant others access to online information.

☒ Same as primary contact Name of entity*
	Contact name* First	Last
Contact Email*
Street address*
	City*	Postal code*
Country*
	Phone*	Fax

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 1 of 21

c.

Additional electronic contractual notices contact information. The electronic contractual notices contact will receive electronic contractual notices in addition to the copies provided to the notices contact. This contact is not required if Company does not need a duplicate set of notices.

☐ Same as primary contact
Name of entity*
	Contact name* First	Last
Contact Email*
Street address*
	City*	Postal code*
Country*
	Phone*	Fax

d.	Language preference. Select the language for notices. English

e.	Microsoft account manager. Provide the Microsoft account manager contact for this Company.

Microsoft account manager name Lior Adar
Microsoft account manager Email address V-LiorAD@microsoft.com

f.	Billing information. This billing information designates where invoices should be sent.

Name of entity* Future IT Ltd.
Accounts payable contact name* First Last Olga Libach
Accounts payable contact Email* olgag@datasafe.co.il
Street address* 4, Hámelacha st.
	City* Lod	Postal code* 71520
Country* ISRAEL

	Phone* 972-8-925-8070	Fax

VAT Number 513556027

Naming Company’s Affiliates. Use this section to identify the Affiliates that are to be provided rights by Company under this Agreement. Affiliates must be entire legal entities, not partial entities such as departments, divisions or business units. All Affiliates acquired after the effective date of this Agreement will automatically be provided rights under this Agreement unless Company checks the appropriate box below. Affiliates that Company chooses to exclude from this Agreement that subsequently enter into a separate Microsoft Independent Software Vendor Royalty License and Distribution Agreement will have pricing and payment terms independent of those provided in this Agreement.

☐ Company and all Affiliates are included (including new Affiliates acquired in the future).

☐ Company and the following Affiliates are included:

☐ The following Affiliates are excluded:

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 2 of 21

A Note on Section Summaries: Some sections of this Agreement have a summary at the beginning. These summaries are provided for ease of reference and are not part of the Agreement.

Terms and Conditions

1.	Definitions.

In this Agreement the following definitions apply:

“Affiliate” means any legal entity that owns, is owned, or is commonly owned by or with a party to this Agreement. For purposes of this definition, “own” means holding or controlling greater than 50% of the shares, interests or assets of a legal entity.

“Company” means the entity that signed the Agreement signature form and Company’s Affiliates that have been granted rights under this Agreement.

“Customer” means an individual or entity that directly or indirectly acquires from Company a Unified Solution for its own use and not with the intent to resell or redistribute it.

“Customer Agreement” means the agreement between Company and a Customer under which Company provides the Unified Solution to the Customer.

“Embedded Maintenance” means, for any underlying Licensed Product for which it is distributed, the Customer’s right to upgrade to and run the latest version of that Licensed Product that Company makes available during the covered period.

“Integrate,” or forms thereof, means including one or more Licensed Products along with Company’s software (and any third party software) comprising the Unified Solution either copied onto physical media (for example, CD-ROM) that are labeled and packaged as Company’s Unified Solution or pre-installed by Company on a computer system for distribution to a Customer as part of the Unified Solution.

“Licensed Products” means Microsoft’s computer software programs and any other items listed on the product list on the effective date of this Agreement or subsequently added to the product list. Distinct version numbers identify distinct Licensed Products.

“Master Copy” means a copy of a Licensed Product and any related Software Documentation that Microsoft has released for retail distribution on physical media.

“Microsoft” means the Microsoft entity that has signed this Agreement and its Affiliates.

“Microsoft License Terms” means the Microsoft end user product use right terms for each Licensed Product.

“Software Documentation” means any documents included with the Master Copy of a Licensed Product.

“Taxes” means, individually and collectively, any income, property, franchise, gross receipts, goods and services, excise, sales, use, value added and transaction taxes, or any other similar taxes. Taxes also include any duties, fees, tariffs, or other governmental charges or expenses.

“Unified Solution” means the software product that Company licenses to Customers that includes one or more Licensed Products, adds significant and primary functionality to the Licensed Products, and may include software that Company acquires from third parties.

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 3 of 21

“Zero Royalty” means Company did not distribute to its Customers any of the Licensed Products as a part of a Unified Solution during the reporting period.

2.	How Licensed Products may be used.

Company must Integrate a full copy of the Licensed Product into the Unified Solution. Company can distribute Unified Solutions directly to Customers, or it can distribute it through resellers. Company may also copy and distribute Software Documentation, including modified versions, subject to certain restrictions. With certain restrictions, Company can distribute trial and demonstration copies of the Unified Solutions. Company can distribute one year of Embedded Maintenance with the Unified Solutions, subject to the terms below. Company’s use of the Licensed Products is subject to the limitations described in this section.

a.

License grant. Subject to the terms of this Agreement, Microsoft grants Company a non- perpetual, non-exclusive, terminable, non-transferable, worldwide and limited right during the term of this Agreement to reproduce, Integrate, and redistribute the Licensed Products. This Agreement does not transfer any ownership rights in any Licensed Product. Microsoft reserves all rights not expressly granted. Company’s rights under this Agreement will automatically terminate upon expiration or termination of this Agreement.

b.

Reproduction and integration. The Licensed Products must be fully Integrated with the Unified Solution. Company may not disable any features of the Licensed Product’s functionality, but Company may configure it in accordance with its Software Documentation. The quality of any reproduced copy of the Licensed Product must be equal to the quality of the Master Copy of the Licensed Product. Company must meet or exceed commercially reasonable standards for media and reproduction quality for the media Company use. Company will be responsible for the actions and omissions of any third parties authorized by Company to reproduce the Licensed Products as if they were Company’s employees.

c.

Distribution. Company may sublicense to Customers use of the Licensed Products as part of Company’s Unified Solution. Company may directly or indirectly distribute the Licensed Products to Customers in object code form only. Company may choose to distribute the Licensed Products indirectly through a third party only under the following conditions:

	i.	any sublicense to the Customer must come from Company;

	ii.	the third party must comply with the terms of this Agreement;

iii.

the third party must sign an agreement with Company that it will not take any action that would separate the Licensed Products from the Unified Solution or invalidate the sublicense between Company and the Customer; and

	iv.	Company will indemnify Microsoft for any breach of Company’s agreement with the third party that relates to Microsoft’s Licensed Products.

d.

Software Documentation. Company may distribute the Software Documentation (or any modification, adaptation, translation or derivative work of the Software Documentation) if Company includes all relevant Microsoft copyrights, notices and trademarks. If Company chooses to modify, adapt, translate or create derivative works of the Software Documentation:

	i.	Company must ensure that it is technically accurate;

	ii.	Company will be responsible for any inaccuracies or omissions, whether committed by Company’s employees or any third parties acting on Company’s behalf; and

	iii.	Company may not modify, adapt, translate or otherwise create derivative works of any “*.HLP” files for use on the Internet.

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 4 of 21

Company may also deliver print versions of the electronic Software Documentation that Company creates. Company must obtain Microsoft’s written approval if Company wishes to distribute any Software Documentation as part of a publication for sale separate from the Unified Solution. At Microsoft’s request, Company will allow Microsoft to review a copy of all derivative works of the Software Documentation created by Company to verify the accuracy of those works. Microsoft’s right to review, or Microsoft’s actual review, will not in any way limit Company’s responsibility for the accuracy or any other aspect of those works (including copying or delivery by any third parties authorized by Company).

e.

Royalty-free use of the Licensed Products. In the following cases, Company (or any third parties working on Company’s behalf as allowed in this Agreement) may distribute the Unified Solution without paying Microsoft a royalty for use of the Licensed Products:

i.

Demonstration copies used to display to potential Customers the utility of the Unified Solution, if at all times the demonstration copies remain in the control and possession of Company’s employees (or third parties authorized by Company).

	ii.	Trial copies used by potential Customers to evaluate the utility of the Unified Solution, if:

• the trial copies are not used for more than 120 days;

•

Company ensures that at the end of the trial period all copies of the Licensed Products are no longer being used by the Customer and are either: (i) removed from the Customer’s computer system or (ii) are otherwise made unusable after the end of the trial period; and

• these restrictions are included in the Customer Agreement for the trial copies.

	iii.	Distribution to previously-licensed Customers in accordance with the terms and conditions of the “Previously-licensed Customer” subsection of this Agreement.

	iv.	Any Licensed Products that Microsoft provides on a royalty-free basis.

f.	Key-locking systems. If Customer only wants to use Company’s software applications and not the Licensed Products included in the Unified Solution, Company will not owe Microsoft a royalty so long as:

	i.	using state-of-the-art technical means (e.g. key-locking technology), Company makes the Licensed Products unusable or inaccessible by any party using the Unified Solution;

	ii.	Company remains fully responsible for any unauthorized use of the Licensed Products distributed pursuant to this subsection;

	iii.	Company promptly informs Microsoft of any known or suspected unauthorized use;

	iv.	if Company enables the Customer to use the Licensed Products, Company pays Microsoft the royalty amount for each Licensed Product; and

	v.	Company provides the information required in the “Monthly royalty reports” section for each Licensed Product distributed.

g.	Embedded Maintenance. Embedded Maintenance coverage for Customers is one year. Company may distribute Embedded Maintenance coverage to Customers only:

	i.	when Company distributes a Unified Solution to Customers; or

	ii.	as a renewal of coverage from Company without lapse in coverage.

Company may offer Embedded Maintenance only on Licensed Products that are part of the Unified Solution that Company distributes to Customers.

When this Agreement expires or terminates, Company may continue using or distributing a Licensed Product for one year only to meet Company’s Embedded Maintenance commitments to Customers. Microsoft must have added that Licensed Product to the product list before termination or expiration of this Agreement.

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 5 of 21

	h.	Other limitations. The rights granted in this Agreement are subject to the following limitations:

i.

Company must not grant any Customers the right to use the Licensed Products in any application or situation where any failure of the Licensed Products could lead directly to death, personal injury, or severe physical or environmental damage. Examples include using the Licensed Products for controlling the operation of:

			•	equipment in any nuclear facilities;

			•	aircraft navigation, communications or flight control systems;

			•	air traffic control systems;

			•	mass transit systems;

			•	medical equipment (but only in equipment with an FDA classification of 2 or 3, or an equivalent classification); or

			•	weapons systems.

ii.

Unless granted in this Agreement, Company and its Customers have no copyright interests in the Licensed Products. Company must include the following acknowledgment in the credit screen and documentation of any Unified Solution: “© Copyright [state year for applicable Licensed Product], Microsoft Corporation. All rights reserved.”

		iii.	Company may not rent, lease, lend, or provide commercial hosting services with the Licensed Products.

		iv.	This Agreement does not grant Company the right to use the Licensed Products for Company’s internal business purposes.

		v.	Company may not, to the extent permitted by applicable law reverse engineer, decompile or disassemble any Licensed Product.

		vi.	Company may not remove, modify, or obscure any copyrights, trademarks, or other proprietary right notices contained in the Licensed Products.

		vii.	Company may not distribute the Licensed Products by internet downloads.

		viii.	Company must use the best commercially available tests for detecting virus infections in all of Company’s production processes to ensure that every Licensed Product is distributed without viruses.

ix.

Company may not distribute or sublicense any version of a Licensed Product more than 18 months after Microsoft adds the next version of the Licensed Product to the price list. (For example, if 2008 is the next version after 2006, Company may distribute version 2006 up to 18 months after version 2008 is added to the price list.)

3.	Other requirements and obligations.

Company is responsible for ensuring the level of quality and performance of the Licensed Product with the Company’s Unified Solution. Company must properly test the Unified Solution, take steps to protect its Customers from loss or injury, and provide appropriate notices and warnings to Customers. Company’s Affiliates may participate under this Agreement if they are properly identified in this Agreement and remain Affiliates. Company is responsible for its Affiliates. Company must obtain the required level of certification or support from Microsoft or a third party. Company alone is responsible for providing technical support for the Unified Solution. Company may demonstrate Company’s Unified Solutions to potential Customers and use the Licensed Products to provide Unified Solutions on a trial basis to Customers subject to restrictions.

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 6 of 21

a.

The Licensed Products are complex computer software. Performance may vary depending upon what hardware platform they are installed on, the interactions with other software applications and each Licensed Product’s configuration. The Licensed Products are neither fault tolerant nor free from errors, conflicts, interruptions or other imperfections. Company alone must determine that a Licensed Product meets the level of quality and performance necessary for use in Company’s Unified Solution. Prior to distributing the Unified Solution, Company must:

	i.	conduct testing that, at a minimum, includes failure mode and effects analysis on computer systems on which the Unified Solution may be installed;

	ii.	implement all methods that are necessary to prevent injury or loss arising from failure of a Licensed Product in connection with predictable uses of any Unified Solution; and

	iii.	provide all necessary notices or warnings to Customers and others who may be affected by use of a Unified Solution.

b.

Affiliates. Company must identify each of Company’s Affiliates in the “Naming Company’s Affiliates” section above before Company can provide any rights to Affiliates under this Agreement. In addition, the following restrictions apply:

	i.	If Company’s Affiliates wish to exercise rights under this Agreement, they must remain Company’s Affiliates at all times;

	ii.	Company may not assign any rights under this Agreement to Affiliates located in Vietnam; and

	iii.	Company will at all times remain legally responsible and indemnify Microsoft for each Affiliate’s violation of any terms of this Agreement.

c.	Support. Company must provide support for the Licensed Products used in the Unified Solution by:

	i.	achieving and maintaining “Certified” or “Gold” level status in the Microsoft Partner Program at all times during this Agreement;

	ii.	purchasing support through a Microsoft Premier support services agreement;

	iii.	obtaining support services through the Microsoft Professional support program with prepayment for at least five incidents; or

	iv.	providing support services that are equivalent to either ii or iii above through either another Microsoft support program or a third party support services provider.

If any of the above Microsoft programs are replaced, equivalent obligations will apply to any subsequent programs.

d.

Customer support. Company alone is responsible for providing technical support for the Unified Solution (including the Licensed Products) to Customers. Company must inform Customers of this fact. Any support from Microsoft for questions or issues that arise as part of Company’s support of the Unified Solution must be obtained under a separate support services agreement. For more information about product support services, see http://www.support.microsoft.com/ or a successor site that Microsoft identifies.

Company may outsource its support obligations to its Affiliates or a third party vendor. Company must maintain an agreement with each support company that requires the support company to comply with Company’s support obligations and the confidentiality restrictions in this Agreement.

e.

Customer demonstrations. Company may demonstrate its Unified Solutions to potential Customers if at all times the demonstration copies remain in the control and possession of Company’s employees (or third parties authorized by Company).

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 7 of 21

f.	Customer evaluations. Company may use the Licensed Products to provide Unified Solutions on a trial basis to Customers if the following conditions are met:

		i.	the trial copies are not used for more than 120 days;

ii.

Company ensures that at the end of the trial period all copies of the Licensed Products are no longer being used by the Customer and are either removed from the Customer’s computer system or are otherwise made unusable after the end of the trial period; and

		iii.	these restrictions are included in the Customer Agreement for the trial copies.

g.

Evaluation and testing of Licensed Products. Company may install and use the Licensed Products for internal testing and evaluation. Company may test and evaluate any Licensed Product for a period of 90 days. This period will begin on the date Company first acquires a Master Copy of the Licensed Product.

h.

Previously-licensed Customer. Subject to the terms of this Agreement, Company may distribute to Customers (directly and through other parties as permitted by this Agreement) royalty-free copies of Licensed Products as Integrated in the Unified Solution to facilitate its unified installation, subject to the following conditions:

i.

The Customer must have acquired from Company or Microsoft sufficient numbers of Microsoft licenses for software products, Licensed Product and/or Embedded Maintenance coverage equal to: (i) the quantity of the Licensed Products distributed to the Customer and (ii) the maximum number of users and/or devices that may access or use the Unified Solution under the provisions of the Customer Agreement. Company warrants that it will promptly inform Microsoft of any known or suspected failure by the Customer to possess sufficient numbers of Microsoft licenses, or any known or suspected violations by the Customer of any Microsoft license agreement;

ii.

Company warrants that the Unified Solution will be distributed to the Customer pursuant to a valid and enforceable Customer Agreement, the provisions of which must specify each of the terms required in the “Customer Agreement requirements” section of this Agreement and each of the following:

• the appropriate number of users and/or devices that may access or use the Unified Solution;

•

that Customer warrants that it is not licensing the Licensed Products under Company’s Agreement, that the copies of the Licensed Products that it receives from Company do not entitle it to maintain on its computer systems any more copies of the Licensed Products than it previously-licensed from Company or Microsoft, and that it possesses and will maintain sufficient quantities of fully valid Microsoft licenses to support the maximum number of users and/or devices that may access or use the Unified Solution under the provisions of the Customer Agreement; and

•

that Microsoft will be an intended third party beneficiary of the Customer Agreement, with the right to enforce warranties and any other provisions of the Customer Agreement and to verify the compliance of the Customer with same; and

		iii.	Company must provide to Microsoft the reporting information specified in the “Monthly Royalty Reports” section of this Agreement.

Should Company fail to obtain a valid Customer Agreement from the Customer consistent with the above requirements, Company must pay royalties to Microsoft for every copy of the Licensed Product (a) distributed to the Customer and (b) accessed or used by the Customer in connection with Company’s Unified Solution.

4.	Customer Agreement requirements.

When sublicensing the Licensed Products as part of a Unified Solution Company must enter into a Customer Agreement with Customer that disclaims all warranties and liabilities of Microsoft and contains terms that are at least as protective as the applicable Microsoft License Terms for each Licensed Product. Company must adapt and translate the provisions of the Customer Agreement for the Licensed Products, if required.

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 8 of 21

a.

Customer Agreements. When sublicensing the Licensed Products as part of a Unified Solution Company must enter into a Customer Agreement with the Customer. The following must be included in the Customer Agreement:

		i.	disclaimers, to the maximum extent permitted by applicable law, of:

• all warranties by Microsoft; and

• any liability of Microsoft for any damages, whether direct, indirect, incidental or consequential, as a result of the use or installation of a Licensed Product; and

		ii.	terms that are at least as protective as the applicable Microsoft License Terms for each Licensed Product.

Microsoft will make available to Company the Microsoft License Terms for the Licensed Products. Company must incorporate any Microsoft License Terms Company uses into the Customer Agreement for the Unified Solution. For any jurisdictions that Company distributes the Unified Solution to:

		iii.	Company must adapt and translate the provisions of the Customer Agreement for the Licensed Products, if required; and

		iv.	Company must write and present the Customer Agreement to make all of the provisions applicable to the Licensed Products as fully effective and binding as is permitted under those local laws.

Microsoft may amend the Microsoft License Terms for a particular Licensed Product during the term of this Agreement. Company will not be required to incorporate the amended terms into existing Customer Agreements unless that the change was made due to an intellectual property infringement claim against Microsoft or in accordance with a court or other governmental order.

Microsoft will give Company written notice if Microsoft withdraws a Licensed Product for these reasons. Company must enforce the provisions of the Customer Agreement that apply to the Licensed Products as vigorously as Company enforces the provisions that apply to Company’s own software and at least in a commercially reasonable manner.

5.	Requirements regarding copyright notices, trademarks and anti-piracy obligations.

Generally, Company must preserve and pass-through intellectual property notices, and abide by certain trademark and logo usage requirements. Company must also refrain from engaging in piracy or distributing Licensed Products to any party that Company knows is engaged in these activities.

a.

Copyright, trademark and patent notices. Company must not remove any copyright, trademark or patent notices contained in or on Licensed Products. Company must include Microsoft’s copyright notice on any labels or documentation (including online documentation) for Company’s products that include the Licensed Products. Company has no right under this Agreement to use any Microsoft logos in any manner whatsoever. Whenever a Licensed Product is first referenced in any written or visual communication, Company must use the appropriate trademark, Licensed Product descriptor and trademark symbol (either “™” or “®”), and clearly indicate Microsoft’s (or Microsoft’s suppliers’) ownership of such marks. For information on Microsoft trademarks, including a listing of current trademarks, see http://www.microsoft.com/trademarks. Company must not undertake any action that will interfere with or diminish Microsoft’s (or Microsoft’s suppliers’) right, title and/or interest in the trademark(s) or trade name(s). At Microsoft’s request, Company must provide Microsoft with samples of all of Company’s written or visual materials that use a Licensed Product name. The Unified Solution may not use any associated name, trademark or service mark that includes all or part of any Microsoft marks or any term that is confusingly similar to Microsoft’s marks. Company may not package or promote the Unified Solution in a manner that imitates any portion of the Licensed Product’s packaging or trade dress without Microsoft’s written approval.

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 9 of 21

b.

Anti-piracy. Company must not engage in the manufacture, use distribution or transfer of counterfeit, pirated or illegal software. Company may not distribute or transfer Licensed Products to any party that Company knows is engaged in these activities. Company must report to Microsoft any suspected counterfeiting, piracy or other intellectual property infringement in computer programs, manuals, marketing materials or other materials owned by Microsoft and/or its licensors as soon as Company becomes aware of it. Company will cooperate with Microsoft in the investigation of any party suspected of these activities.

6.	Monthly royalty reports.

In general, Company must submit consolidated monthly royally reports or zero royalty reports, whether or not any royalties were incurred during the preceding month, using Microsoft’s Order Entry Tool. The must be certified by an authorized representative of Company.

Company must submit either a monthly royalty report or zero royalty report within 15 days after the last day of each month. An authorized representative of Company must certify that the monthly royalty report or zero royalty report is accurate and complete. If Company fails to submit a complete and accurate monthly royalty report or zero royalty report by the due date each month, Company will be in breach of this Agreement.

a.

Monthly reporting. Company must submit the monthly royalty report through Microsoft’s online tool called the Microsoft Order Entry Tool (“MOET”), or an alternative specified by Microsoft. Microsoft will provide Company with details on the use of MOET. Company must provide all applicable information requested in the monthly royalty report. At a minimum, each report must include the following information:

	i.	the total number of licenses required for each Licensed Product that Company distributed during the preceding calendar month;

	ii.	Customer name and address if the Customer generates more than US$1,000 per month in revenue; and

	iii.	the country in which the Customer is located.

If Company granted rights to any Affiliates, Company must include and consolidate their use of the Licensed Products in Company’s monthly royalty report.

b.	Zero royalty. Company must submit a zero royalty report through explore.ms/CLT or an alternative mechanism specified by Microsoft. A zero royalty report is submitted only if Company had Zero Royalty.

c.

Report revisions. Company must submit, within 90 days from the original invoice date, any adjustments or revisions (e.g., ordering mistakes) to a monthly royalty report resulting in a reduction of license fees to Microsoft. Company must provide a detailed explanation of the adjustment or revision with the revised monthly royalty report.

d.

Modification of reporting structure. Microsoft may reasonably revise the format of and procedure for submitting the monthly royalty reports and zero royalty reports from time to time. Company will not be required to submit more than one monthly royalty report or zero royalty report per month.

e.

Final monthly royalty report. Company must submit, within 30 days of termination or expiration of this Agreement, a final monthly royalty report or zero royalty report. The report must cover Company’s use of the Licensed Products through the date of termination or expiration.

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 10 of 21

f.

Use of information. Microsoft will use information provided in the monthly royalty report or zero royalty report only for revenue calculation, internal revenue allocation, compliance, and billing purposes.

7.	Credits, payment terms and minimum commitment.

Invoiced amounts will be offset by credits for qualifying Customer returns. Company must meet minimum commitments as described in this section. This section also addresses Company’s obligations with respect to withholding and payment of Taxes,

a.	Credits for Customer returns. A royalty credit may accrue if a Customer returns a Licensed Product and Company accepts it and reports it to Microsoft. To qualify for a credit:

	i.	Company must have reported a royalty owed for the returned Licensed Products on a previous monthly royalty report;

	ii.	the Customer Agreement must terminate and the Customer must return or destroy the copies of the Licensed Products within 60 days of distribution to the Customer;

	iii.	Company must report the return in the monthly royalty report for the month in which that return occurred; and

	iv.	Company must report:

• the total number of all Licensed Products returned (expressed as a negative number);

• the royalties that previously accrued in connection with the Licensed Products returned; and

• the country in which the Customer is located.

If Company does not comply with these terms, the returned Licensed Products will not qualify for a credit.

Microsoft will apply any accrued credit to reduce a future invoice amount under this Agreement. Company may not withhold any credit from any payments Company owes Microsoft under this Agreement or any other agreement. If this Agreement terminates with a credit owed to Company, at Microsoft’s option Microsoft will either refund the credit to Company or apply the credit to an invoice under an agreement that succeeds this one. Microsoft may revise Microsoft’s credit adjustment process from time to time.

b.

Payments. All amounts payable by Company under this Agreement are due and owing 30 days after the date of Microsoft’s invoice. If Microsoft does not receive payment by the due date stated in the invoice, Company may be assessed a finance charge. The finance charge is 1.5% of the invoice amount per month or the legal maximum, whichever is less. The finance charge will accrue from the due date until payment is received. Company must pay Microsoft’s invoices regardless of whether Company has received payment from its Customers. Company must include the Agreement number and the Microsoft invoice number, if any, with each payment. Company may not withhold payment or make deductions to any payment prior to the issuance of a credit by Microsoft for billing errors or for any other appropriate reasons. Company must make all payments in the form of bank wire transfers or electronic funds transfers through an automated clearinghouse with electronic remittance detail attached or otherwise in accordance with the payment instructions Microsoft provides on the invoice.

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c.	Minimum commitment.

i.

Generally. Company must pay Microsoft a minimum of US$15,000 or its equivalent in Euros on the effective date in royalties for Licensed Products during the term of this Agreement. Company must pay this minimum commitment even if Microsoft terminates this Agreement for cause.

ii.

Early termination. Provided Company is not in breach of the terms of this Agreement and also provides Microsoft with 30 days written notice prior to the terminate date, Microsoft will reduce the minimum commitment to:

			•	US$5,000 or its equivalent in Euros on the effective date if Company terminates this Agreement less than 12 months after the effective date; or

			•	US$10,000 or its equivalent in Euros on the effective date if Company terminates this Agreement between 12 and 24 months after the effective date.

iii.

No license rights created. When this Agreement expires or is terminated, Microsoft will invoice Company for the difference between what Company has paid and what Company owes Microsoft under the subsection entitled “Minimum commitment.” When this Agreement expires or terminates, Company will not have any rights to use or sublicense any Licensed Products. Obligations to pay any outstanding invoices, including the foregoing invoice, will survive the expiration or termination of this Agreement.

	d.	Taxes.

i.

Liability for Taxes. Microsoft is not liable for any of the Taxes Company must pay by law. Company is responsible for and must pay all Taxes resulting from Company’s use, purchase or distribution of the Licensed Products including the Unified Solution provided by Company. Company must indemnify, defend and hold Microsoft harmless from any Taxes (including sales or use taxes Company pays Microsoft), claims, and costs (including, legal fees) related to Taxes.

ii.

Billing and collection. The amount(s) to be paid by Company for the Licensed Products will not include any foreign, U.S., state, local, city, government or other Taxes, duties, levies, fees, excises or tariffs, for royalty payments. Company must pay any value added, sales or use taxes or like Taxes Company may owe and which may be collected by Microsoft under tax laws. Microsoft will not collect Taxes if Company provides Microsoft with documentation of Company’s valid tax exempt status.

iii.

Withholding by foreign tax authorities. If foreign tax authorities determine any Taxes must be withheld from Company’s payments to Microsoft, Company may deduct such Taxes from the amount Company owes Microsoft and pay them to the taxing authority. Company must promptly provide to Microsoft a valid receipt for any Taxes withheld or other documents Microsoft may need to claim a U.S. foreign tax credit. Company must ensure that any Taxes withheld are minimized to the extent possible under applicable law.

		iv.	Tax treatment. This tax section shall govern the treatment of all Taxes arising as a result of or in connection with this Agreement regardless of any other section of this Agreement

8.	How to know what Licensed Products are available, what prices apply and how to obtain Master Copies.

The product list identifies the Licensed Products available and is subject to change. Company can continue to exercise its rights with regard to the Licensed Products that are removed from the product list unless they are removed because of a governmental order or infringement claim, in which case Microsoft will notify Company that it must stop distributing the Licensed Product.

The price list contains the prices Company must pay to Microsoft for each Licensed Product and version. It is subject to change. Royalties accrue upon distribution.

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Company can obtain Master Copies of Licensed Products from Microsoft Worldwide Fulfillment to use solely in making copies for Integration into a Unified Solution.

a.

Product List. Microsoft publishes a product list for the Licensed Products available under this program. The available Licensed Products may vary from region to region. The product list also includes specific conditions or limitations for using particular Licensed Products. From time to time Licensed Products may be added to or removed from the product list.

Company may exercise the rights Microsoft grants Company in this Agreement for any Licensed Products added to the product list and the price list. Company must stop exercising rights for any product Microsoft withdraws from the product or price lists because of an intellectual property infringement claim against Microsoft or if in accordance with a court or other governmental order. Microsoft will give Company written notice if Microsoft withdraws a Licensed Product for these reasons. Unless Microsoft withdraws a Licensed Product for these reasons, Company may continue to exercise its rights for Licensed Products that Microsoft removes from the product list. The conditions and limitations in the last product and price lists the Licensed Product appeared on will apply for the duration of this Agreement. Microsoft will make available to Company new versions of the product list when it is revised.

b.

Price List. The price list states the prices for the Licensed Products that Company must pay to Microsoft. The prices do not include any applicable Taxes. All royalties accrue when Company distributes the Licensed Product to the Customer. Royalty prices for each Licensed Product will be version specific.

c.

Adding and removing Licensed Products from the price list. Microsoft may change the price list from time to time. Microsoft will publish changes to the price list on a Microsoft designated website at least one month before the effective date of the revised price list.

	d.	Price changes. Microsoft may decrease prices in the price list at any time. Microsoft may increase prices in the price list only as follows:

		i.	once each calendar year effective January 1st; and

		ii.	at any time to offset exchange rate fluctuations for prices other than U.S. dollars.

e.

Obtaining Licensed Products and Software Documentation. Company may order up to 10 Master Copies of any Licensed Product and Software Documentation for a fee. Microsoft may request additional information before fulfilling any of these orders. Microsoft will provide Company with necessary codes to permit installation, re-installation, and copying of the Licensed Products. Microsoft may change the process for ordering Master Copies of Licensed Products and Software Documentation from time to time upon at least 30 days notice. Company may only copy the Master Copy for purposes of Integrating and distributing the Unified Solution.

9.	How compliance is verified.

Company must keep thorough records relating to any rights Company exercises under this Agreement. Microsoft has the right to audit and will pay for the costs of the audit unless it reveals a material noncompliance.

a.

Record keeping. Company must keep thorough records relating to any rights Company exercises under this Agreement until two years after this Agreement expires or terminates. Such records will include the following information: (i) Company’s use of the Licensed Products, (ii) copies of Unified Solutions distributed by Company and third party resellers, and (iii) all other records that are required to be kept under this Agreement.

Microsoft ISV Royalty License and Distribution 3.2 Agreement (EMEA) (English) July 1, 2007	Page 13 of 21

b.

Verifying compliance. Microsoft may review the Company’s records and facilities (including Company’s data centers), at Microsoft’s expense, to verify Company’s compliance with this Agreement. Microsoft may conduct this review from the effective date of this Agreement and up to two years after the Agreement expires or terminates. Microsoft may use an independent accountant from an internationally recognized firm of chartered accounts to perform Microsoft’s review, which will be subject to a confidentiality obligation. Verification will take place upon not fewer than 30 days notice, during normal business hours and in a manner that does not interfere unreasonably with Company’s operations. Company must immediately correct any deficiencies in reporting or payment Microsoft finds during Microsoft’s review.

If Microsoft finds a reporting or payment shortage of 5% or more, Company will reimburse Microsoft for the expenses Microsoft incurred conducting the review. In addition, Company will pay 115% of the per unit price for each Licensed Product that was not paid for. Microsoft may conduct a review only once every 12 months unless Microsoft finds a reporting or payment shortage of 5% or more. Microsoft will use the records only to verify Company’s compliance with the Agreement and for no other purpose. Exercising Microsoft’s rights under this section will not waive any other rights Microsoft may have to enforce this Agreement or protect Microsoft’s intellectual property rights.

10.	Term and termination.

The Agreement expires three years from the effective date. Company can terminate the Agreement at any time upon notice. Microsoft can terminate in case of breach and in certain other circumstances. Upon termination, Company must stop all activities and cease all rights under the Agreement. However, termination will not affect the rights of existing Customers to continue use of properly licensed Licensed Products as part of the Unified Solution.

a.	Term. This Agreement expires on the last day of the month that is three years after the effective date, unless terminated earlier.

b.

Early termination. Company may voluntarily terminate this Agreement with 60 days’ prior written notice to Microsoft, provided that Company meets the obligations described in the “Minimum commitment” subsection. Either party may terminate this Agreement if the other party breaches any term of this Agreement.

The party terminating this Agreement must give the other party 30 days’ written notice. The other party must be given an opportunity to cure during this 30 day period before a termination for breach will become effective. Microsoft may immediately terminate this Agreement by giving notice to Company if:

	i.	Company breaches the subsection of this Agreement entitled “Assignment”;

	ii.	Company’s breach is not curable within 30 days;

	iii.	required by a valid judicial or governmental order;

	iv.	Company commits three or more material breaches of the use rights contained in the Microsoft License Terms;

	v.	Company engages in any unauthorized manufacture, copying, distribution or use of any Licensed Products, or otherwise engages in the infringement of Microsoft’s intellectual property rights;

	vi.	Company fails to report use for 12 consecutive months;

	vii.	Company reports Zero Royalty for more than 12 consecutive months; or

viii.

Company becomes insolvent, voluntarily or involuntarily enters bankruptcy, reorganization, composition or other similar proceedings under applicable laws, admits in writing its inability to pay debts, or makes or attempts to make an assignment for the benefit of creditors.

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c.

Obligations on termination or expiration. When this Agreement terminates, Company must immediately stop exercising any rights granted under this Agreement. Company also must immediately pay Microsoft any amounts due. When an Affiliate ceases to be Company’s Affiliate, Company must immediately notify Microsoft of the change in status and the Affiliate must immediately stop exercising any rights permitted by this Agreement.

Upon termination of this Agreement, Company must delete and destroy all copies of the Licensed Products (including their component parts) and Software Documentation that Company received under this Agreement. Company must certify to Microsoft the deletion and destruction of those copies, components parts, and Software Documentation. Microsoft will not refund any amounts paid for Software Documentation or media containing Licensed Products that have been destroyed. Notwithstanding anything to the contrary in this paragraph, Company may retain one copy of any Licensed Products and related Software Documentation (collectively the “Archival Copy”) after termination of this Agreement subject to the following conditions:

		i.	The Archival Copy may be used by Company solely for purposes of providing support to Customers with valid Customer Agreements for the Unified Solution that Integrates the particular Licensed Product;

		ii.	The Archival Copy must be deleted or destroyed after expiration or termination of the applicable Customer Agreements;

		iii.	Company must maintain support for the Licensed Products used in the Unified Solution in accordance with the subsection of this Agreement entitled “Support”;

		iv.	Microsoft will not provide support for the Archival Copy; and

		v.	Microsoft will provide no warranties for the Archival Copy.

	d.	Effect on previously-licensed Customers. Customers who have received Licensed Products prior to the expiration or termination of this Agreement will continue to enjoy the rights they have received.

11.	No warranty.

The Licensed Products are provided AS-IS and without any warranties.

The Licensed Products, any Master Copy, and any Software Documentation are provided “AS IS” without warranty of any kind. Company will bear the entire risk of satisfactory quality, performance, accuracy, and effort for the Licensed Products. To the extent permitted under applicable law, Microsoft excludes for itself and its suppliers all warranties of any kind, including:

i.	warranties of title, non-infringement, merchantability and fitness for a particular purpose;

ii.	any implied warranty arising from course of dealing or usage of trade;

iii.	any common-law duties relating to accuracy or lack of negligence with respect to the Licensed Products, any Master Copy, and any Software Documentation; and

iv.	that the Licensed Products will operate properly in connection with the Unified Solution or on any Customer system(s).

If applicable law gives Company any implied warranties, guarantees or conditions despite this exclusion, those warranties will be limited to one year and Company’s remedies will be limited by the section entitled “Limitations and exclusions of liability” to the maximum extent allowable.

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12.	Defense of infringement and misappropriation claims.

Generally, Microsoft agrees to defend Company against claims that the Licensed Products infringe another’s intellectual property rights, and to pay any damages awarded by a court or in a settlement or final judgment. However, when something Company has done has caused the claim and Microsoft is damaged, Company must reimburse and indemnify Microsoft. If Microsoft believes it is necessary to avoid an infringement claim, Microsoft may replace or modify the Licensed Products. If someone enjoins Company’s use of the Licensed Products, Microsoft will replace the Licensed Product, modify to make it non-infringing, obtain the rights Company needs to keep using it, or refund Company’s fees.

a.

Duty to defend. Microsoft will defend Company against, and pay any resulting final judgments (or settlements that Microsoft consents to), for any claims made by an unaffiliated third party that any Licensed Product: (i) misappropriates its trade secret; (ii) infringes its copyright; (iii) infringes its trademark rights; or (iv) infringes any patent(s) in the geographical boundaries of those countries in which Microsoft distributes or markets that Licensed Product.

Under this Agreement, the terms “misappropriation” and “trade secret” (a) for claims governed by the laws of the United States, have the same meaning as in the Uniform Trade Secrets Act; and (b) for claims governed by the laws of any jurisdiction other than the United States, “misappropriation” will mean intentionally unlawful use and “trade secret” will mean “undisclosed information”, as specified in Article 39.2 of the TRIPs agreement.

b.

Exceptions to duty. Microsoft’s obligations under this section are subject to all of the following conditions: (i) Company must notify Microsoft promptly in writing of the claim; (ii) Company must give Microsoft sole control over defense and settlement; and (iii) Company must provide Microsoft with reasonable assistance in defending the claim (and Microsoft will reimburse Company for reasonable out-of-pocket expenses that Company incurs in providing that assistance).

Microsoft’s obligations under this section will not apply under the following circumstances, and Company will reimburse Microsoft for any costs or damages Microsoft incurs as a result of these actions.

	i.	Microsoft will not be liable for any copyright, trademark, or patent infringement or trade secret misappropriation claim to the extent that such claim is based on Company’s or any Customer’s:

		•	copying, distribution or use of any Licensed Product after Microsoft notifies Company to discontinue copying, distributing or using it due to such a claim;

		•	combining the Licensed Product with non-Microsoft products, programs or data;

		•	altering the product; or

•

acquiring a trade secret: through improper means; under circumstances giving rise to a duty to maintain its secrecy or limit its use; or from a person (other than Microsoft) who owed to the claimant a duty to maintain the secrecy or limit the use of the trade secret.

c.	Opportunity to cure. Microsoft may, at its option and subject to Company’s additional obligations specified below, choose to take the following actions.

	i.	If Microsoft receives information concerning an infringement claim related to a Licensed Product, Microsoft may, at its expense and without obligation to do so, either:

		•	procure for Company the copyright, trademark or patent right(s) to continue to copy, use and distribute the allegedly infringing Licensed Product, or

		•	replace or modify the Licensed Product or trademark to make it non-infringing.

	ii.	Company must stop copying, using and distributing the allegedly infringing Licensed Product or use of the allegedly infringing trademark immediately when Company receives notice from Microsoft.

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iii.

If, as a result of an infringement or trade secret misappropriation claim, a court of competent jurisdiction enjoins Company’s use, copying or distribution of a Licensed Product, Microsoft will use commercially reasonable efforts to, at Microsoft’s option:

			•	procure the right to continue its use;

			•	replace the Licensed Product with a functional equivalent;

			•	modify the Licensed Product to make it non-infringing (including disabling the challenged functionality); or

			•	refund the amount Company paid Microsoft for the infringing Licensed Product.

d.

Third party claims. Company must notify Microsoft promptly in writing if any third party claim is brought against Company regarding Microsoft’s intellectual property. If Company agrees to provide reasonable assistance in the defense of such claim, Microsoft may, at its option, choose to treat these claims as being covered by this section.

e.

Exclusive remedy. This section and the section entitled “Limitations and exclusions of liability” state Microsoft’s entire liability and Company’s exclusive remedies with respect to any third party infringement and trade secret misappropriation claims.

	f.	Company.

i.

No representations. Company and any third party company granted rights under this Agreement must not make any representation or warranty about any Licensed Product to any Customer or third party on Microsoft’s behalf.

		ii.	Indemnity. Company must defend, indemnify and hold Microsoft harmless from any claim arising as a result of:

			•	Company’s improper installation of a Licensed Product;

			•	any software virus introduced by Company to the Unified Solution;

			•	any claim by Customer regarding its use or inability to use a Unified Solution if such claim would not have occurred solely from use of the Licensed Product;

			•	any claim by a third party that the Unified Solution infringes any proprietary right of that third party if such claim would not have occurred solely from use of the Licensed Product;

			•	Company’s acts and omissions in connection with this Agreement;

•

from and against all damages, costs, and expenses, including reasonable attorneys’ fees, resulting from Company’s continued distribution of an allegedly infringing Licensed Product after Microsoft provided Company with notice to stop; and

			•	unauthorized installation, use, access, copying, reproduction, and/or distribution of any portion of the Licensed Products by a Customer (or any third party providing services to the Customer).

13.	Limitations and exclusions of liability.

This section places limits on the type and amount of damages the parties may have to pay each other. Generally, for any claim, Microsoft limits its damages to the amount of royalties paid in the jurisdiction in which that claim arose for the Licensed Product to which that claim relates. Neither party will be liable for consequential or indirect damages, except those that result from breaches of confidentiality or a party’s violation of the other party’s intellectual property rights.

a.	Limitations. There may be situations where Company has a right to claim damages or payment from Microsoft. Whatever the legal basis for Company’s claim:

	i.	Microsoft will only be responsible for direct damages that are a result of a final judgment by a court of competent jurisdiction or settlement that Microsoft consents to;

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		ii.	Microsoft’s total liability will be limited to the amount Company has paid Microsoft for the Licensed Products that are the subject of the claim;

iii.

for any particular claim, Microsoft’s liability will be limited to the total royalties Company has paid Microsoft for the Licensed Product distributed to Customers in the jurisdiction where the claim is made for the Licensed Product that is the subject of the claim; and

iv.

in the case of royalty-free Licensed Products or software code that Microsoft allows Company to distribute under this Agreement, Microsoft’s total liability will be limited to US$5,000, or its equivalent in local currency.

The limitations contained in this subsection will not apply:

		v.	to the costs of defending any claim Microsoft is obligated, or agrees, to defend under this Agreement; and

		vi.	to any breach of Microsoft’s confidentiality obligations under this Agreement.

Defense costs include attorneys’ fees, out of pocket expenses and similar types of costs, but not final judgments or settlements.

	b.	No liability for indirect damages. Neither party nor any of its suppliers will be liable for any indirect damages, including:

		i.	economic, punitive, consequential, special or incidental damages, or

		ii.	damages for:

• loss of profits or revenues;

• business interruption;

• loss of business information, privacy or security; or

• any other kind of indirect damages.

This exclusion of liability applies even if the possibility for such damages was known or foreseeable. This exclusion of liability does not apply to either party’s obligations in the section entitled “Confidentiality” or for either party’s intellectual property rights.

	c.	Application. The liability limitations and exclusions in this Agreement apply to the maximum extent permitted by applicable law regardless of the principle that the claim is based on, whether it is:

		i.	breach of contract;

		ii.	tort (including negligence);

		iii.	strict liability;

		iv.	statute;

		v.	breach of warranties; or

		vi.	any other legal theory.

	d.	Release. By signing this Agreement, Company releases Microsoft from all obligations, liability, claims or demands that exceed the limitations specified in this section.

14.	Compliance with laws.

This section imposes obligations on Company to comply with export laws and to obtain any required governmental approvals.

a.

Export restrictions. The Licensed Products are subject to U.S. export laws and regulations. Company must comply with all domestic and international export laws and regulations that apply to the Licensed Products. These laws include restrictions on destinations, Customers and end use. For additional information, see http://www.microsoft.com/exporting/. Company represents that neither Company nor any third party Company gives rights to under this Agreement has had export privileges suspended, revoked or denied by a U.S. government agency.

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b.

Government approvals. Company must exercise Company’s rights under this Agreement with all necessary government approvals. Company also must comply with all applicable laws and regulations. Company may not import, distribute or license any of the Licensed Products in any country or territory where it is illegal to do so.

15.	Confidentiality.

Generally, each party agrees not to use or disclose the other’s confidential information for a period of five years, except as necessary to further the purposes of this Agreement, Each party agrees to take reasonable steps to protect that information, and to cooperate with the other party if a disclosure occurs. The parties agree that if one of them provides feedback or suggestions about the other’s products or services, that feedback is not confidential.

a.

Confidential information. Confidential information means information marked or otherwise identified in writing by a party as proprietary or confidential or that, under the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary or confidential. It includes non-public information regarding either party’s products, features, marketing and promotions, and the negotiated terms of the parties’ agreements. All beta products are confidential unless excepted below.

Confidential information does not include information: (i) the recipient developed independently; (ii) the recipient knew before receiving it from the other party under the relevant agreement; or (iii) that subsequently becomes publicly available or is received from another source, in both cases other than by a breach of an obligation of confidentiality.

b.

Use of confidential information. For a period of five years after initial disclosure, neither party will use the other’s confidential information without the other’s written consent except in furtherance of this business relationship or as expressly permitted by this Agreement, or disclose the other’s confidential information except: (i) to obtain advice from legal or financial consultants, or (ii) if compelled by law, in which case the party compelled to make the disclosure will use its best efforts to give the other party notice of the requirement so that the disclosure can be contested.

Each party will take reasonable precautions to safeguard the other’s confidential information. Such precautions will be at least as great as those each party takes to protect its own confidential information. Each party will disclose the other’s confidential information to its employees, consultants or subcontractors only on a need-to-know basis and subject to the confidentiality obligations imposed here. When confidential information is no longer necessary to perform any obligation under any of the agreements, each party will return it to the other or destroy it at the other’s request.

Either party may provide suggestions, comments or other feedback to the other with respect to the other’s products and services. Feedback is voluntary and the party receiving feedback may use it for any purpose without obligation of any kind except that the party receiving feedback will not disclose the source of feedback without the consent of the party providing it.

c.

Cooperation in the event of disclosure. Each party will immediately notify the other upon discovery of any unauthorized use or disclosure of confidential information and will cooperate in any reasonable way to help the other regain possession of the confidential information and prevent further unauthorized use or disclosure.

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16.	Miscellaneous.

a.

Entire agreement. This Agreement constitutes the entire agreement between the parties. The terms of any purchase order or any general terms and conditions Company maintains do not apply. This Agreement can be changed only by an amendment signed by both parties or as provided in this Agreement.

b.

Notices to Microsoft. Notices, authorizations, and requests given or made to Microsoft in connection with this Agreement must be sent by post, express courier, or facsimile to the addresses and numbers indicated below. Notices will be deemed delivered on the date shown on the postal return receipt or on the courier or facsimile confirmation of delivery.

Notices to Microsoft must be Sent to:	Copies must be sent to:

Microsoft Ireland Operations Limited Atrium Building Block B Carmenhall Road Sandyford Industrial Estate Dublin 18 Ireland	Microsoft EMEA HQ Law and Corporate Affairs Coeur Défense Tour B La Défense 4 100, Esplanade du Général de Gaulle 92932 Paris La Défense Cedex France

c.

Assignment. Company may assign this Agreement (or Company’s rights or obligations under it) only with Microsoft’s prior written consent. This requirement applies to assignments that result by operation of law in addition to voluntary transfers. Microsoft may deny any assignments or transfers if Microsoft has a legitimate business reason for doing so. Microsoft may assign this Agreement (or Microsoft’s rights and obligations under it) to any Affiliates without Company’s consent. Any assignment that violates this section is void.

d.

Dispute resolution. If Microsoft brings an action to enforce this Agreement (including any other agreement incorporating these terms), Microsoft will bring it in the jurisdiction where the party that signed this Agreement has its headquarters. If Company brings an action to enforce this Agreement entered into with any Affiliate of Microsoft located outside of Europe, Company will bring it in the State of Washington, USA. If Company brings an action to enforce this Agreement entered into with any Affiliate of Microsoft located in Europe, Company will bring it in the Republic of Ireland. This choice of jurisdiction does not prevent either party from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction.

e.

Applicable law. If this Agreement is entered into with any Affiliate of Microsoft located outside of Europe, this Agreement will be governed by and construed in accordance with the laws of the State of Washington, USA and federal laws of the United States. If this Agreement is entered into with any Affiliate of Microsoft located in Europe, this Agreement will be governed by and construed in accordance with the laws of the Republic of Ireland. The 1980 United Nations Convention on Contracts for the International Sale of Goods and its related instruments will not apply to this Agreement.

f.

Relationship between the parties. Neither the Agreement as a whole nor any specific term or condition will be interpreted as creating a partnership, joint venture, agency, or franchise relationship between the parties.

g.

English language governs. The parties intended for this Agreement to be written in English. In addition, any notices required or provided under this Agreement will be written or communicated in English. In the event of any conflict between the English version of the Agreement or any notices and a translation, the English version will prevail.

h.

No waiver. No waiver of any breach of this Agreement shall be a waiver of any other breach, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

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i.

Force Majeure. To the extent that either party’s performance is prevented or delayed, either totally or in part, for reasons beyond that party’s control, then that party will not be liable, so long as it resumes performance as soon as practicable after the reason preventing or delaying performance no longer exists.

j.	Disaster. In the event of a “disaster”, Company may have special rights. Please go to http://www.microsoft.com for additional information.

k.

Survival. Sections of this Agreement that, by their terms, require performance after termination or expiration of this Agreement, including but not limited to, provisions regarding use rights, restrictions on use, warranties, limitations on liability, confidentiality, compliance with laws, compliance verification and obligations on termination or expiration of this Agreement, will survive termination or expiration of this Agreement.

l.

Order of precedence. If there is any direct inconsistency between the terms contained in this Agreement and any terms contained in the Microsoft License Terms, this Agreement will control. The terms of this Agreement will control over any purchase order Company may send to Microsoft.

m.

Severability. If a court holds any provision of this Agreement to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect and the parties will amend the Agreement to give effect to the stricken clause to the maximum extent possible.

n.	Third party beneficiaries. Microsoft’s Affiliates are intended beneficiaries of this Agreement. As a result, Microsoft and its Affiliates are entitled to enforce the terms of this Agreement.

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